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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 30, 1998, except as to Note 12 which is as of February 27, 1998, appearing on page 31 of Site Technologies, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts."

/s/ PRICE WATERHOUSE LLP
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PRICE WATERHOUSE LLP
San Jose, California
April 6, 1998